UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

KINETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37695	20-8436652
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)
219 Terry Ave. N., Suite 300
Seattle, WA		98109
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (206) 378-0400

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading	Name of each exchange
	Symbol(s)	on which registered
Common Stock, par value $0.001 per share	KA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

Second Amendment to Option and License Agreement (VISTA)

As previously disclosed, on August 10, 2020, Kineta, Inc. (“Kineta” or the “Company”) entered into an option and license agreement with GigaGen, Inc. (“GigaGen”), which was amended on November 19, 2020 (such option and license agreement, as amended, the “VISTA Agreement”), to in-license certain intellectual property and antibodies for the VISTA/KVA12123 drug program. On May 25, 2023, Kineta and GigaGen entered into the Second Amendment to Option and License Agreement (the “Second Amendment to VISTA Agreement”) to, among other things, amend the development and regulatory milestone payments, sales milestone payments, and royalties under the VISTA Agreement. Pursuant to the Second Amendment to VISTA Agreement, GigaGen is eligible to receive less than $21 million in development and regulatory milestone payments and up to $11 million in sales milestone payments. In addition, GigaGen is eligible to receive low single-digit royalty percentages based on net sales. A copy of the Second Amendment to VISTA Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Third Amendment to Option and License Agreement (CD27)

As previously disclosed, on June 9, 2021, Kineta entered into an option and license agreement with GigaGen, which was amended on July 31, 2022 and December 21, 2022 (such option and license agreement, as amended, the “CD27 Agreement”), to in-license certain intellectual property and antibodies for the CD27 drug program. On May 25, 2023, Kineta and GigaGen entered into the Third Amendment to Option and License Agreement (the “Third Amendment to CD27 Agreement”) to, among other things, amend the upfront payment, development and regulatory milestone payments, sales milestone payments, and royalties under the CD27 Agreement. Pursuant to the Third Amendment to CD27 Agreement, upon Kineta’s exercise of the option, GigaGen will be eligible to receive an upfront payment of cash and equity and GigaGen will be eligible to receive less than $21 million in development and regulatory milestone payments and up to $11 million in sales milestone payments. In addition, GigaGen is eligible to receive low single-digit royalty percentages based on net sales. A copy of the Third Amendment to CD27 Agreement is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1*	Second Amendment to Option and License Agreement (VISTA), dated as of May 25, 2023, by and between Gigagen, Inc. and Kineta, Inc.
10.2*	Third Amendment to Option and License Agreement (CD27), dated as of May 25, 2023, by and between Gigagen, Inc. and Kineta, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Portions of this Exhibit (indicated with [***]) have been omitted as the Company has determined that (i) the omitted information is not material and (ii) the omitted information is the type that the Company treats as private or confidential.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2023

Kineta, Inc.

By:	/s/ Shawn Iadonato
Name:	Shawn Iadonato
Title:	Chief Executive Officer and Director